Exhibit 23(c)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of our report dated March 30, 2009 with respect to the consolidated financial statements of China Biopharmaceutical Holdings, Inc and Subsidiaries, which appears in China Biopharmaceuticals Holdings, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Brea, California
August 28, 2009